Exhibit 23.2
                                                                    ------------
MHC
McGovern, Hurley, Cunningham
Chartered Accountants







                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 filed by Altair International Inc. ("Altair"), pertaining to the 1998 Altair International, Inc. Stock Option Plan, of our report dated February 9, 1998 (except for Note 2(b)(i) which is dated March 19, 1998) appearing in the Annual Report on Form 10-K of Altair International Inc. for the year ended December 31, 1997, as amended by an Amendment No. 1 on Form 10-K/A filed with the Commission on May 18, 1998, and to references to us under the heading "Information Required in the Registration Statement" in this Registration Statement and under the heading "Experts" in the Prospectus which is a part of this Registration Statement.


                              McGOVERN, HURLEY, CUNNINGHAM

                              Signed "McGovern, Hurley, Cunningham"
                              Chartered Accountants


North York, Canada
September 28, 1998




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